MIDWAY GOLD UPDATES PAN MODELING

DENVER, CO – May 11, 2015 – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company” or “Midway”) announced results on modeling work at the Pan Gold Mine in Nevada. Completion of the updated mineral resource study for Pan allows us to move forward with optimizing the mine plan, updating reserves and making operational changes that will allow us to advance the Pan Mine.

Highlights of 2015 Updated Resource Study and Production Update

•	The improved understanding of the geologic controls on mineralization resulted in a significant change in the classification of the Pan Resource from Measured and Indicated into the Inferred category. Future drilling should enable us to move Inferred ounces to Measured and Indicated ounces. A comparison of the 2015 Updated Mineral Resource Estimate with the 2011 Mineral Resource Estimate is provided in the tables below.

•	The updated mineral resource for the Pan Project is estimated by Gustavson Associates, LLC (“Gustavson”) to be 35.9 million tonnes grading an average of 0.44 g/t Au classified as a measured and indicated mineral resource. An additional 13.9 million tonnes grading an average of 0.31 g/t Au are classified as an inferred mineral resource. All of the estimated resources are based on a 0.14 g/t cutoff.

May 11, 2015
•	Production continues to ramp up with about 4,300 ounces of gold produced to date. We currently have about 36,000 contained ounces of gold on the heap leach pad and most of the pad is currently under leach.

Bill Zisch, Midway’s President & CEO commented, “Overcoming our startup challenges is the path to improving shareholder value as we are now a producing mine in Nevada. Completing the update of the resource at Pan provides us with a foundation for maximizing the performance of the Pan Mine and confirms the grade of the deposit. We are in the process of developing the optimal mine plan for Pan and initiating a drill program to expand the ore body. Our planned exploration activities include expansion drilling in the North and South extensions of the South Pan Pit where surface geologic mapping and sampling have demonstrated surface gold mineralization that has not yet been drill tested. We also plan to complete in-fill drilling in the Deep Wendy Zone. The updated model has been through extensive quality reviews as well as a comparison with production results and we are confident that it provides a good estimate of the deposit’s resources.”

2015 Updated Mineral Resource Estimate

Gustavson has completed a revised mineral resource estimate for the Pan Mine. The 2015 Mineral Resource Estimate for the Pan Mine is presented in Table 1. The effective date of the estimate is May 1, 2015.

Table 1. Mineral Resource Statement for the Pan Mine, White Pine County, Nevada, Gustavson Associates, LLC, May 1, 2015 (1)

	MEASURED			INDICATED			M&I			INFERRED
Cutoff	Tonnes	Grade	Contained	Tonnes	Grade	Contained	Tonnes	Grade	Contained	Tonnes	Grade	Contained
(g/t)	('000s)	(g/t)	('000s oz)	('000s)	(g/t)	('000s oz)	('000s)	(g/t)	('000s oz)	('000s)	(g/t)	('000s oz)
0.27	14,221	0.58	264.7	11,075	0.47	167.4	25,298	0.53	433.3	5,456	0.50	88.4
0.21	16,637	0.53	283.3	14,350	0.42	192.8	30,987	0.48	477.1	8,634	0.41	112.5
0.14	18,534	0.49	293.4	17,404	0.38	210.1	35,937	0.44	503.8	13,971	0.31	141.1

Note: Open pit optimization was used to determine potentially mineable tonnage. Measured, indicated and inferred mineral classification was determined according to CIM Standards. Mineral resources, which are not mineral reserves, do not have demonstrated economic viability.

(1)The Mineral Resource Estimate was prepared by Gustavson. The 2015 Measured, Indicated and Inferred resource was constrained within a $1,500 Lerchs-Grossman Pit shell. The base case estimate applies a cutoff grade of 0.14 g/t is based on the current operating costs, the 2011 Feasibility Study recoveries, and a $1,200 gold price. A complete description of the modeling method, environmental and other project risks will be disclosed in the full technical report to be filed on Sedar within 45 days. Gustavson completed the mineral resource estimate, with Zachary Black acting as the Qualified Person.

May 11, 2015

The 2015 mineral resource estimate includes the addition of about 44,000 feet of reverse circulation (RC) drilling and 5 additional diamond drilled core holes in comparison to the 2011 mineral resource estimate. In addition, recent operating experience has improved our understanding of the controls on mineralization. Both the new data and the updated geologic interpretation have been considered in the estimation and classification of mineral resources. Recent operating experience has also improved our understanding of controls of mineralization in the deposit and has enhanced the updated mineral resource model and methods used in the mine’s ore control system. This data has been utilized in the estimation and classification of mineral resources.

The “reasonable prospects for economic extraction” requirement referred to in NI 43-101 was tested by designing a series of conceptual open pit shells using Datamine NPVS software. After review of several scenarios considering different metal prices, Gustavson applied a long-term gold price of US$1,500/oz. This price considers the 4-year trailing average gold price of US$1,462/oz and a review of recently published resource estimates based on US$1,500/oz pit shells.

The economic parameters used for this analysis are based upon current operating costs at the Pan Mine scaled to reflect designed production rates, expected process operating costs to include agglomeration for material from South Pan as projected in the 2011 Feasibility Study and upon estimated gold recoveries from metallurgical tests completed to date including agglomeration. Table 2 summarizes the cost and recovery parameters used in the analysis.

May 11, 2015

Table 2. Economic Parameters Used for Open Pit Analysis

South Pan Deposit
Item	Cost/Rate	Units
Mining Cost	$2.00	US$ per Tonne
Processing Cost	$2.75	US$ per Tonne Ore
G&A	$0.80	US$ per Tonne Ore
Process Recovery	85%

North Pan Deposit
Item	Cost/Rate	Units
Mining Cost	$2.00	US$ per Tonne
Processing Cost	$3.00	US$ per Tonne Ore
G&A	$0.80	US$ per Tonne Ore
Process Recovery	62%

Note: The $2.00 mining cost based on the existing mining contract compares to the $1.00 self-mining cost used in the feasibility study.

Comparison between 2011 and 2015 Resource Estimation

This comparison has excluded the 4,300 ounces of gold produced to date and the approximate 36,000 contained ounces of gold currently under leach at the Pan Mine. A reduction in the Measured and Indicated tonnage and grade has contributed to the overall reduction in reported resource ounces. We anticipate that Inferred ounces may move into the Measured and Indicated categories with additional drilling. Tables 3 and 4 provide a comparison between the 2011 Mineral Resource Estimate and the 2015 Updated Resource Estimate at a 0.14 g/t cutoff and constrained within the a single open pit shell at US$1,500/oz gold.

2015	Measured			Indicated			Measured plus Indicated			Inferred
Cutoff (g/t)	Tonnes ('000s)	(g/t)	Contained ('000 oz)	Tonnes ('000s)	(g/t)	Contained ('000 oz)	Tonnes ('000s)	(g/t)	Contained ('000 oz)	Tonnes ('000s)	(g/t)	Contained ('000 oz)
0.14	18,534	0.49	293.4	17,404	0.38	210.1	35,937	0.44	503.8	13,971	0.31	141.1

May 11, 2015

2011	Measured			Indicated			Measured plus Indicated			Inferred
Cutoff (g/t)	Tonnes ('000s)	(g/t)	Contained ('000 oz)	Tonnes ('000s)	(g/t)	Contained ('000 oz)	Tonnes ('000s)	(g/t)	Contained ('000 oz)	Tonnes ('000s)	(g/t)	Contained ('000 oz)
0.14	26,499	0.55	467.3	20,801	0.48	321.0	47,300	0.52	788.3	633	0.51	10.5

Table 3. 2015 Pan Resource Estimate with Comparison to 2011(1)

Note: Calculations based on this table may differ due to the effect of rounding.

(1) The 2015 Mineral Resource Estimate is presented at the base case using a 0.14 g/t cutoff. The 2011 resource represented here is not a calculation previously released by the Company. The 2011 resource is presented here within the same shell as used for the 2015 estimate to provide a comparison against a consistent volume.

Table 4. Comparison Between 2011 and 2015 M&I Resource Estimates (0.14 g/t cutoff)

	2011 Feasibility	2015 Updated Resource	Percent Change
Measured plus Indicated – Tonnes ('000s)	47,300	35,937	- 24%
Measured plus Indicated – Au Grade (g/t)	0.52	0.44	- 15%
Measured plus Indicated – Contained Au ('000 oz)	788.3	503.8	- 36%
	2011 Feasibility	2015 Updated Resource	Percent Change
Inferred – Tonnes ('000s)	633	13,971	+ 2100%
Inferred – Au Grade (g/t)	0.50	0.31	- 38%
Inferred – Contained Au ('000 oz)	10.2	141.1	+1280%

The updated Mineral Resource is based on additional RC drilling completed in 2015, as part of an internal investigation into the variance between the production model and the 2011 Feasibility Study. RC drilling, closely spaced blast hole assays, and in pit geologic mapping indicated that the mineralization was less continuous along the trend than previously interpreted from resource drilling. Additional changes were also required in the treatment of some of the historical analytical information to ensure that the mineralized boundaries were properly delineated. This resulted in an update to the modeling parameters from prior estimates.

Completion of Technical Report

May 11, 2015

We anticipate the development of a mine plan and an updated statement of reserves as part of completing a technical report in accordance with National Instrument 43-101, Standards of Disclosure for Mineral Projects (“NI 43-101) to be published as required by the Canadian securities regulatory authorities. This report will be filed on SEDAR within 45 days of this release. Production forecasts and cost estimates will be provided once all alternatives are evaluated.

About The Resource Estimate

The resource estimate was prepared by Gustavson in accordance with the Canadian Securities Administrators (“CSA”) NI 43-101 and in compliance with the disclosure and reporting requirements set forth in Companion Policy 43-101 CP and Form 101-F1 (June 2011). Resources have been classified in accordance with standards as defined by the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) “CIM Definition Standards-For Mineral Resources and Mineral Reserves”, prepared by the CIM Standing Committee on Reserve Definitions, and adopted by CIM Council on December 17, 2010. Messrs. Donald E. Hulse, P.E., Zachary J. Black, SME-RM, and Dr. Deepak Malhotra, SME-RM, the qualified persons working on the Technical Report update, visited the project on April 28 and 29, 2015. Zachary J. Black, SME-RM, who is independent of the Company, is the Qualified Person for this Mineral Resource Estimate and he has approved the contents of this news release.

Midway Gold Corp.

Jaime Wells, 720-979-0900

Investor Relations

www.midwaygold.com

Neither the TSX, its Regulation Services Provider (as that term is defined in the policies of the TSX ) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

May 11, 2015

Neither the TSX, its Regulation Services Provider (as that term is defined in the policies of the TSX ) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and estimates, including ability to revise mine plan, updating of reserves, addressing operational challenges, plans for resource expansion drill program, expected ramp up of gold production, prospects for re-establishing plans and reducing uncertainties, prospects of developing a viable mine plan, ability to replace tonnage shortfalls, plans for in-fill drilling, prospects for concerting inferred mineral resources to other mineral resource categories, future results that will be contained in the updated technical report, construction plans and progress on the Pan Project, estimated production dates, percentage completion. Forward-looking statements are typically identified by words such as: “plan", "expect", "anticipate", "intend", "estimate", “budgeted”, scheduled and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. This press release contains information on mineral resources and minerals resource, which are not mineral reserves with demonstrated economic viability. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results, modeling, engineering and other analysis; risk of inaccurate estimation of gold resources and reserves; inability to meet debt covenants and obligations; the possibility that the estimated recovery rates and grades may not be achieved as modeled or projected; the possibility that capital and operating costs may be higher than currently estimated and may render operations uneconomic; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; inherent, unanticipated and unknown risks associated with startup and production activities; the possibility that required permits may not be obtained on a timely manner or at all; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the documents referenced in this press release use the terms “reserve" and "mineral resource“, which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  Mineral resources are not mineral reserves and do not have demonstrated economic viability. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The references to a “resource” in this press release and the documents referenced in this press release are not normally permitted under the rules of the SEC.  It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referenced in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.

May 11, 2015